UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2015, the board of directors of American Water Works Company, Inc. (the “Company”) appointed Mr. Karl F. Kurz as an independent director of the Company, with a term expiring at the 2015 Annual Meeting of Stockholders. Mr. Kurz will serve on the finance and nominating/corporate governance committees of the board. In accordance with the board of directors’ compensation arrangement currently in effect Mr. Kurz will receive the prorated amount of the $75,000 annual retainer payable for the remainder of the current quarter, as well as reimbursement for expenses incurred in attending board and committee meetings. Mr. Kurz will also be paid, for his service until the 2015 Annual Meeting of Stockholders, 364 stock units, constituting his prorated share of his $85,000 annual equity compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2015	By:	/s/ Michael A. Sgro
Michael A. Sgro
Senior Vice President, General Counsel and Secretary